Exhibit 99.1
F.N.B. CORPORATION REPORTS
FOURTH QUARTER AND YEAR END 2006 RESULTS
Corporation Meets Full Year Earnings Per Share Target
Hermitage, PA — January 18, 2007 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported fourth quarter 2006 net income of $17.6 million, or $.29 per diluted share. These results were equal to the third quarter of 2006 and compare to net income of $4.7 million, or $.08 per diluted share for the fourth quarter of 2005. The 2005 fourth quarter results included after-tax charges of $11.0 million, or $.19 per diluted share, related to the Corporation’s balance sheet restructuring, efficiency initiatives and merger costs. Excluding these items from the fourth quarter of 2005 results in a 6.9% increase in diluted earnings per share for the fourth quarter of 2006. The Corporation’s return on equity for the fourth quarter of 2006 was 12.9%, its return on tangible equity was 26.1% and its return on assets was 1.2%.
“In the fourth quarter of 2006 we continued to benefit from our strategic initiatives to expand into higher growth markets. These initiatives made a significant contribution to our bottom line,” stated Stephen Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “Among the benefits of these initiatives were strong year-over-year fourth quarter loan growth of 13% which, coupled with strong credit quality and focused expense control, resulted in continued strong performance.”
For the full year 2006, the Corporation recorded net income of $67.6 million, or $1.14 per diluted share, compared to $55.3 million, or $.98 per diluted share for 2005. The Corporation’s return on equity for the full year 2006 was 13.2%, its return on tangible equity was 26.3% and its return on assets was 1.2%.
“We worked diligently to overcome the many challenges inherent in an uncertain climate for financial services. By keeping focused on our goals, we were able to deliver on our targeted performance measures,” noted Gurgovits.
Net interest income, on a fully tax equivalent basis, was down slightly in the fourth quarter of 2006 compared to the previous quarter due to lower balances of investment securities, but it surpassed net interest income for the same period in 2005 by 2.7%. While period-end total loans were relatively flat on a sequential quarter basis, commercial loans were up 9.2% annualized. The commercial loan growth was offset by seasonal declines in the consumer loan portfolios.
The yield on earning assets for the fourth quarter of 2006 increased 9 basis points compared to the previous quarter, which was matched by the same increase in the cost of funds. The net interest margin for the fourth quarter was 3.67%, an increase of 2 basis points over the third quarter. Of special significance, this increase reverses a trend of net interest margin declines experienced over the past three quarters.

F.N.B. Corporation Page 2 of 4
For the full year 2006, net interest income on a fully tax equivalent basis increased 1.4% over 2005. Average earning asset growth of 5.1% more than offset the 15 basis point narrowing of the Corporation’s net interest margin. The net interest margin for the year 2006 was 3.71%.
“Year-over-year average loan growth of 10.2% led our earning asset expansion, with commercial loans increasing a strong 21.8%,” highlighted Gurgovits.
Non-interest income for the fourth quarter of 2006 was $19.3 million, a seasonal decrease of 3.6% from the prior quarter. On a full year basis, non-interest income totaled $79.3 million for 2006 compared to $57.8 million for 2005, an increase of 37.1%. Results for 2005 were negatively impacted by charges of $15.4 million related to balance sheet restructuring transactions and the write down of an equity security, which accounted for 28.6% of the year-over-year increase. Non-interest income was 29% of net revenue for 2006.
Non-interest expense for the fourth quarter of 2006 totaled $39.4 million, compared to $40.6 million in the previous quarter and $40.1 million for the same period last year. On a linked quarter basis the decrease was primarily due to lower self-insured medical benefit costs. In comparison to the fourth quarter of 2005, the Corporation benefited from lower costs associated with the modernization of its pension and postretirement plans. The efficiency ratio was 56.2% in the fourth quarter of 2006, an improvement from 56.9% for the third quarter of 2006.
For the full year 2006, non-interest expense was $160.5 million compared to $155.2 million for 2005, an increase of 3.4%. The increase is primarily attributable to the additional operating costs resulting from the merger with The Legacy Bank in the second quarter of 2006. The Corporation achieved excellent expense control in 2006 as it benefited from the fourth quarter 2005 efficiency initiatives, ongoing expense management and lower pension and post retirement benefit costs.
Asset quality continued at strong levels in the fourth quarter of 2006. Annualized net charge-offs for the fourth quarter of 2006 were 28 basis points of average loans, a 5 basis point increase from the historically low annualized net charge-offs in the third quarter of 2006. Non-performing loans to total loans were 66 basis points for the fourth quarter of 2006, improving from the 69 and 88 basis points in the third quarter of 2006 and the fourth quarter of 2005, respectively.
The Corporation’s continued strong credit quality resulted in a provision for loan losses of $2.5 million in the fourth quarter of 2006, compared to $2.4 million in the third quarter of 2006. At December 31, 2006 the allowance for loan losses was 1.24% of total loans and 1.9 times non-performing loans.

F.N.B. Corporation Page 3 of 4
Shareholders’ equity at year end 2006 was $537 million. The Corporation’s leverage capital ratio was 7.3% and the tangible capital ratio was 4.7% at the end of the year. The Corporation continues to exceed “well capitalized” ratios for federal bank regulatory purposes.
Dale Dignum, a long-time Tampa Bay, Florida-area bank executive, joined First National Bank recently as Executive Vice President for the Tampa Bay Region. He will oversee expansion of First National Bank’s operations in the Tampa Bay market. First National Bank currently operates loan production offices in Orlando, Sarasota, Fort Myers and Naples, Florida.
The Corporation will host a conference call on Friday, January 19, 2007 at 11:00 a.m. (EST) to discuss fourth quarter 2006 results. Interested parties may access the conference call by dialing 1-800-346-7359 with the entry code 3044. Replays of the call will be available until January 26, 2007 by calling 1-800-332-6854 and using the above entry code, 3044. A transcript of the conference call will also be available on the Corporation’s web site, http://www.fnbcorporation.com.
About F.N.B. Corporation:
F.N.B. Corporation, headquartered in Hermitage, PA had total assets of $6.0 billion at December 31, 2006. F.N.B. is a leading provider of banking, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, including its Legacy Bank and Legacy Trust Company Divisions, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, and Regency Finance Company. It also operates consumer finance offices in Tennessee and loan production offices in Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on the Corporation’s outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 34 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information is available on F.N.B.’s website at http://www.fnbcorporation.com.
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) changes in the securities markets; or (7) risk factors mentioned in the

F.N.B. Corporation Page 4 of 4
reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.
# # #
Media Contact:
Kathryn Lima 724-981-4318
724-301-6984 (cell)
Analyst/Institutional Investor Contact:
Brian Lilly 724-983-6770
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	2006		2005	4th Qtr 2006 -	4th Qtr 2006 -
				3rd Qtr 2006	4th Qtr 2005
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
STATEMENT OF EARNINGS
Interest income	$90,760	$90,576	$77,183	0.2	17.6
Interest expense	42,802	42,209	30,400	1.4	40.8

Net interest income	47,958	48,367	46,783	-0.8	2.5
Taxable equivalent adjustment	1,036	981	912	5.6	13.5

Net interest income (FTE)	48,994	49,348	47,695	-0.7	2.7
Provision for loan losses	2,529	2,428	3,711	4.2	-31.8

Net interest income after provision (FTE)	46,465	46,920	43,984	-1.0	5.6

Service charges	9,940	10,235	9,980	-2.9	-0.4
Insurance commissions and fees	3,237	3,412	2,808	-5.1	15.3
Securities commissions and fees	1,287	1,329	971	-3.1	32.6
Trust income	2,064	2,013	1,712	2.5	20.5
Gain (loss) on sale of securities	405	510	-13,305	-20.6	-103.0
Impairment loss on equity security	0	0	-1,953	n/m	n/m
Gain on sale of loans	444	465	342	-4.4	29.8
Other	1,919	2,048	1,882	-6.3	2.0

Total non-interest income	19,296	20,012	2,437	-3.6	691.7

Salaries and employee benefits	20,199	20,991	20,782	-3.8	-2.8
Occupancy and equipment	7,244	6,886	6,331	5.2	14.4
Amortization of intangibles	1,008	1,180	1,014	-14.5	-0.6
Other	10,944	11,568	11,945	-5.4	-8.4

Total non-interest expense	39,395	40,625	40,072	-3.0	-1.7

Income before income taxes	26,366	26,307	6,349	0.2	315.3
Taxable equivalent adjustment	1,036	981	912	5.6	13.5
Income taxes	7,737	7,707	716	0.4	980.4

NET INCOME	$17,593	$17,619	$4,721	-0.1	272.6

Earnings per share
Basic	$0.29	$0.29	$0.08	0.0	262.5
Diluted	$0.29	$0.29	$0.08	0.0	262.5

PERFORMANCE RATIOS
Return on average equity	12.88%	13.01%	3.96%
Return on tangible equity (1)	26.10%	26.99%	8.41%
Return on average assets	1.16%	1.15%	0.33%
Return on tangible assets (2)	1.25%	1.25%	0.39%
Net interest margin (FTE)	3.67%	3.65%	3.78%
Yield on earning assets (FTE)	6.84%	6.75%	6.18%
Cost of funds	3.55%	3.46%	2.69%
Efficiency ratio (FTE) (3)	56.21%	56.87%	77.91%

COMMON STOCK DATA
Average basic shares outstanding	60,027,643	59,923,906	57,308,055	0.2	4.7
Average diluted shares outstanding	60,626,455	60,527,788	58,016,749	0.2	4.5
Ending shares outstanding	60,394,279	60,299,036	57,419,041	0.2	5.2
Book value per common share	$8.90	$8.94	$8.31	-0.5	7.1
Tangible book value per common share	$4.49	$4.54	$4.48	-1.2	0.1
Dividend payout ratio	80.65%	80.32%	285.28%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Year
	Ended December 31,
			Percent
	2006	2005	Variance
STATEMENT OF EARNINGS
Interest income	$342,422	$295,480	15.9
Interest expense	153,585	108,780	41.2

Net interest income	188,837	186,700	1.1
Taxable equivalent adjustment	3,934	3,462	13.6

Net interest income (FTE)	192,771	190,162	1.4
Provision for loan losses	10,412	12,176	-14.5

Net interest income after provision (FTE)	182,359	177,986	2.5

Service charges	40,053	38,121	5.1
Insurance commissions and fees	13,988	12,794	9.3
Securities commissions and fees	4,871	4,490	8.5
Trust income	7,780	7,125	9.2
Gain (loss) on sale of securities	1,802	-11,703	-115.4
Impairment loss on equity security	0	-1,953	n/m
Gain on sale of loans	1,607	1,393	15.4
Other	9,174	7,540	21.7

Total non-interest income	79,275	57,807	37.1

Salaries and employee benefits	83,649	81,035	3.2
Occupancy and equipment	27,563	25,577	7.8
Amortization of intangibles	4,148	3,743	10.8
Other	45,154	44,871	0.6

Total non-interest expense	160,514	155,226	3.4

Income before income taxes	101,120	80,567	25.5
Taxable equivalent adjustment	3,934	3,462	13.6
Income taxes	29,537	21,847	35.2

NET INCOME	$67,649	$55,258	22.4

Earnings per share
Basic	$1.15	$0.99	16.2
Diluted	$1.14	$0.98	16.3

PERFORMANCE RATIOS
Return on average equity	13.15%	12.44%
Return on tangible equity (1)	26.30%	23.62%
Return on average assets	1.15%	0.99%
Return on tangible assets (2)	1.25%	1.07%
Net interest margin (FTE)	3.71%	3.86%
Yield on earning assets (FTE)	6.67%	6.06%
Cost of funds	3.29%	2.47%
Efficiency ratio (FTE) (3)	57.48%	61.09%

COMMON STOCK DATA
Average basic shares outstanding	58,852,623	55,776,291	5.5
Average diluted shares outstanding	59,376,648	56,578,043	4.9
Ending shares outstanding	60,394,279	57,419,041	5.2
Book value per common share	$8.90	$8.31	7.1
Tangible book value per common share	$4.49	$4.48	0.1
Dividend payout ratio	81.84%	94.71%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

	2006		2005	4th Qtr 2006 -	4th Qtr 2006 -
				3rd Qtr 2006	4th Qtr 2005
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
AVERAGE BALANCES
Total assets	$6,040,889	$6,104,452	$5,688,093	-1.0	6.2
Earning assets	5,325,077	5,382,689	5,024,396	-1.1	6.0
Securities	1,072,857	1,101,558	1,211,224	-2.6	-11.4
Loans, net of unearned income	4,238,382	4,229,049	3,777,630	0.2	12.2
Allowance for loan losses	53,494	53,882	51,915	-0.7	3.0
Goodwill and intangibles	264,442	267,024	219,345	-1.0	20.6

Deposits and repurchase agreements	4,621,942	4,656,840	4,225,437	-0.7	9.4
Short-term borrowings	127,142	130,067	220,011	-2.2	-42.2
Long-term debt	527,892	557,932	568,287	-5.4	-7.1
Trust preferred securities	151,031	151,031	128,866	0.0	17.2
Shareholders’ equity	541,782	537,254	473,023	0.8	14.5

ASSET QUALITY DATA
Non-accrual loans	$24,636	$24,672	$28,100	-0.1	-12.3
Restructured loans	3,492	4,789	5,032	-27.1	-30.6

Non-performing loans	28,128	29,461	33,132	-4.5	-15.1
Other real estate owned	5,948	5,995	6,337	-0.8	-6.1

Non-performing assets	$34,076	$35,456	$39,469	-3.9	-13.7

Net loan charge-offs	$3,007	$2,405	$4,581	25.0	-34.4
Allowance for loan losses	52,575	53,065	50,707	-0.9	3.7

Non-performing loans / total loans	0.66%	0.69%	0.88%
Non-performing assets / total assets	0.57%	0.59%	0.71%
Allowance for loan losses / total loans	1.24%	1.25%	1.35%
Allowance for loan losses / non-performing loans	186.91%	180.12%	153.04%
Net loan charge-offs (annualized) / average loans	0.28%	0.23%	0.48%

BALANCES AT PERIOD END
Total assets	$6,007,592	$6,060,285	$5,590,326	-0.9	7.5
Earning assets	5,292,930	5,334,157	4,914,772	-0.8	7.7
Securities	1,034,358	1,084,735	1,160,358	-4.6	-10.9
Loans, net of unearned income	4,253,144	4,244,584	3,749,047	0.2	13.4
Goodwill and intangibles	266,337	265,016	219,755	0.5	21.2

Deposits and repurchase agreements	4,624,906	4,617,537	4,194,460	0.2	10.3
Short-term borrowings	111,846	155,148	196,461	-27.9	-43.1
Long-term debt	519,890	537,401	533,703	-3.3	-2.6
Trust preferred securities	151,031	151,031	128,866	0.0	17.2
Shareholders’ equity	537,372	538,968	477,202	-0.3	12.6

CAPITAL RATIOS
Equity/assets (period end)	8.94%	8.89%	8.54%
Leverage ratio	7.28%	7.16%	6.93%
Tangible equity/tangible assets (period end)	4.72%	4.73%	4.79%

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

	For the Year
	Ended December 31,
			Percent
	2006	2005	Variance
AVERAGE BALANCES
Total assets	$5,889,925	$5,571,977	5.7
Earning assets	5,196,076	4,944,018	5.1
Securities	1,111,391	1,248,687	-11.0
Loans, net of unearned income	4,059,936	3,685,073	10.2
Allowance for loan losses	52,758	52,106	1.3
Goodwill and intangibles	246,884	199,973	23.5

Deposits and repurchase agreements	4,476,423	4,091,914	9.4
Short-term borrowings	145,063	266,839	-45.6
Long-term debt	542,208	566,757	-4.3
Trust preferred securities	142,286	128,866	10.4
Shareholders’ equity	514,363	444,239	15.8

ASSET QUALITY DATA
Non-accrual loans	$24,636	$28,100	-12.3
Restructured loans	3,492	5,032	-30.6

Non-performing loans	28,128	33,132	-15.1
Other real estate owned	5,948	6,337	-6.1

Non-performing assets	$34,076	$39,469	-13.7

Net loan charge-offs	$11,578	$16,874	-31.4
Allowance for loan losses	52,575	50,707	3.7

Non-performing loans / total loans	0.66%	0.88%
Non-performing assets / total assets	0.57%	0.71%
Allowance for loan losses / total loans	1.24%	1.35%
Allowance for loan losses / non-performing loans	186.91%	153.04%
Net loan charge-offs (annualized) / average loans	0.29%	0.46%

BALANCES AT PERIOD END
Total assets	$6,007,592	$5,590,326	7.5
Earning assets	5,292,930	4,914,772	7.7
Securities	1,034,358	1,160,358	-10.9
Loans, net of unearned income	4,253,144	3,749,047	13.4
Goodwill and intangibles	266,337	219,755	21.2

Deposits and repurchase agreements	4,624,906	4,194,460	10.3
Short-term borrowings	111,846	196,461	-43.1
Long-term debt	519,890	533,703	-2.6
Trust preferred securities	151,031	128,866	17.2
Shareholders’ equity	537,372	477,202	12.6

CAPITAL RATIOS
Equity/assets (period end)	8.94%	8.54%
Leverage ratio	7.28%	6.93%
Tangible equity/tangible assets (period end)	4.72%	4.79%

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

	2006		2005	4th Qtr 2006 -	4th Qtr 2006 -
				3rd Qtr 2006	4th Qtr 2005
	Fourth	Third	Fourth	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
AVERAGE BALANCES
Loans:
Commercial	$2,067,673	$2,037,175	$1,616,429	1.5	27.9
Direct installment	931,290	933,059	891,509	-0.2	4.5
Consumer LOC	255,806	261,622	264,417	-2.2	-3.3
Residential mortgages	499,777	507,690	497,849	-1.6	0.4
Indirect installment	466,986	476,111	502,163	-1.9	-7.0
Other	16,850	13,392	5,263	25.8	220.1

Total loans	$4,238,382	$4,229,049	$3,777,630	0.2	12.2

Deposits:
Non-interest bearing deposits	$646,844	$663,828	$670,699	-2.6	-3.6
Savings and NOW	1,946,040	1,978,788	1,700,976	-1.7	14.4
Certificates of deposit and other time deposits	1,782,184	1,794,657	1,651,199	-0.7	7.9

Total deposits	4,375,068	4,437,273	4,022,874	-1.4	8.8
Customer repurchase agreements	246,874	219,567	202,563	12.4	21.9

Total deposits and repurchase agreements	$4,621,942	$4,656,840	$4,225,437	-0.7	9.4

BALANCES AT PERIOD END
Loans:
Commercial	$2,111,752	$2,064,725	$1,613,960	2.3	30.8
Direct installment	926,766	934,072	890,288	-0.8	4.1
Consumer LOC	254,054	258,369	262,969	-1.7	-3.4
Residential mortgages	490,215	498,532	485,542	-1.7	1.0
Indirect installment	461,214	475,014	493,740	-2.9	-6.6
Other	9,143	13,872	2,548	-34.1	258.8

Total loans	$4,253,144	$4,244,584	$3,749,047	0.2	13.4

Deposits:
Non-interest bearing deposits	$654,617	$665,606	$688,391	-1.7	-4.9
Savings and NOW	1,944,707	1,953,408	1,675,395	-0.4	16.1
Certificates of deposit and other time deposits	1,773,518	1,780,910	1,648,157	-0.4	7.6

Total deposits	4,372,842	4,399,924	4,011,943	-0.6	9.0
Customer repurchase agreements	252,064	217,613	182,517	15.8	38.1

Total deposits and repurchase agreements	$4,624,906	$4,617,537	$4,194,460	0.2	10.3

F.N.B. CORPORATION
(UNAUDITED)
(DOLLARS IN THOUSANDS)

	For the Year
	Ended December 31,
			Percent
	2006	2005	Variance
AVERAGE BALANCES
Loans:
Commercial	$1,902,896	$1,561,942	21.8
Direct installment	917,009	874,688	4.8
Consumer LOC	258,429	259,172	-0.3
Residential mortgages	496,394	499,712	-0.7
Indirect installment	475,459	482,830	-1.5
Other	9,749	6,729	44.9

Total loans	$4,059,936	$3,685,073	10.2

Deposits:
Non-interest bearing deposits	$649,191	$661,668	-1.9
Savings and NOW	1,884,351	1,673,003	12.6
Certificates of deposit and other time deposits	1,729,836	1,574,464	9.9

Total deposits	4,263,378	3,909,135	9.1
Customer repurchase agreements	213,045	182,779	16.6

Total deposits and repurchase agreements	$4,476,423	$4,091,914	9.4

BALANCES AT PERIOD END
Loans:
Commercial	$2,111,752	$1,613,960	30.8
Direct installment	926,766	890,288	4.1
Consumer LOC	254,054	262,969	-3.4
Residential mortgages	490,215	485,542	1.0
Indirect installment	461,214	493,740	-6.6
Other	9,143	2,548	258.8

Total loans	$4,253,144	$3,749,047	13.4

Deposits:
Non-interest bearing deposits	$654,617	$688,391	-4.9
Savings and NOW	1,944,707	1,675,395	16.1
Certificates of deposit and other time deposits	1,773,518	1,648,157	7.6

Total deposits	4,372,842	4,011,943	9.0
Customer repurchase agreements	252,064	182,517	38.1

Total deposits and repurchase agreements	$4,624,906	$4,194,460	10.3